SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                                 August 21, 2003
                                (Date of report)


                            VIANET TECHNOLOGIES, INC.


       Delaware                      000-29177                     87-0434285
(State of Incorporation)      (Commission File Number)         (IRS Employer ID)


                         6509 Windcrest Drive, Suite 160
                                 Plano, TX 75024
                    (Address of principle executive offices)

                        (972) 543-2700 (Telephone number)

ITEM 5.

Other Events


The Company's quarterly reports for the quarters ended March 31, 2003 and June 30, 2003 have not been filed as of August 21, 2003 and the filing is expected to continue to be delayed due to a lack of sufficient funds to allow for timely filing.

The Company's financial condition has and is deteriorating due to lack of working capital to continue operations in a manner consistent with prior periods. The Company is no longer carrying traffic in its telecom operations due to an inability to pay vendors while video operations are continuing but there are no immediate revenues expected. The Company is investigating opportunities to sell all or a portion of its video software patents and trademarks and is currently soliciting purchase offers. The Company does not know when or if it will be successful in its efforts to sell its video software patents and trademarks. If the Company is not successful in these efforts, continued operations are extremely unlikely.








                                    SIGNATURE

         Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the Undersigned, thereunto duly authorized.

                                                   Vianet Technologies, Inc.
                                                         (Registrant)


Dated:  August 21, 2003
                                                       /s/Victor E. Goetz
                                                       -----------------------
                                                   By: Victor E. Goetz
                                                       Chief Financial Officer